EXTENSION AGREEMENT

This EXTENSION AGREEMENT made and entered into as of the 1st day of August, 2014, is made by and between Oak Ridge Energy Technologies, Inc., a Colorado corporation (“Oak Ridge”), and Expedia Holdings Limited, a corporation organized under the laws of Hong Kong (“Expedia”).

RECITALS

WHEREAS, on or about February 24, 2014, Oak Ridge and Expedia entered into a Loan Agreement and a Security Agreement; and

WHEREAS, on or about February 24, 2014, Oak Ridge Micro-Energy, Inc., a Nevada corporation and a wholly-owned subsidiary of Oak Ridge, and Expedia, entered into an Intellectual Property Security Agreement; and

WHEREAS, pursuant to the Loan Agreement, the term of the Loan Agreement expired as of June 30, 2014; and

WHEREAS, Oak Ridge and Expedia desire to extend the Loan Agreement to August 31, 2014;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oak Ridge and Expedia hereby agree to extend the Loan Agreement to August 31, 2014, and that such extension has no other effect on the Loan Agreement or the liens in the Security Agreement or the Intellectual Property Security Agreement, whatsoever.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Dated: August 1, 2014

By /s/Stephen J. Barber

     Stephen J. Barber, Chief Executive Officer

EXPEDIA HOLDINGS LIMITED

Dated: August 1, 2014

By /s/ Jiahe Hong

     Jiahe Hong, Director

     Expedia Holdings Limited